Exhibit 4.5

SUPPLEMENTAL INDENTURE, dated as of September 30, 2021 (this “Supplemental Indenture”), by and among Scientific Games International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee executed an Indenture, dated as of March 19, 2019, as amended and supplemented (the “Indenture”), relating to the Company’s 8.250% Senior Unsecured Notes due 2026 (the “Securities”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture and the Securities with the written consent (the “Consents”) of the holders of the Securities (the “Holders”) constituting at least a majority in aggregate principal amount of the outstanding Securities, and evidence of such Consents has been provided by the Company to the Trustee;

WHEREAS, the Company has distributed a Consent Solicitation Statement, dated as of September 23, 2021 (the “Statement”), to the Holders in connection with the solicitation of such Holders’ consent to certain proposed amendments to the Indenture contemplated by Article 1 and Article 4 hereto (the “Amendments”);

WHEREAS, the Holders that have approved this Supplemental Indenture constitute Holders of at least a majority in aggregate principal amount of the Securities outstanding as of 5:00 p.m., New York City time, on September 22, 2021 (the “Record Date”);

WHEREAS, in connection with the Consent Solicitation, Holders that have validly delivered, and have not validly revoked, Consents on a timely basis (the “Consenting Holders”) are entitled to receive a consent payment, on a pro rata basis (the “Consent Payment”), with respect to the Securities in respect of which they have validly consented, payable if all conditions to the Consent Solicitation are satisfied or waived by the Company;

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to Section 12.04 of the Indenture, the Company has requested that the Trustee execute and deliver this Supplement Indenture in accordance with Section 9.06 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been satisfied; and

WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:

ARTICLE ONE

AMENDMENT

Section 1.01.  Definitions.  The following definitions are hereby added to Section 1.01 of the Indenture:

“SG Lottery Business” means at least a majority (by value) of the assets and operations of, or equity interests of one or more entities holding the assets and operations of, the lottery business of the Company and its Restricted Subsidiaries, including ancillary and related assets and operations.

“SG Lottery IPO” means an initial public offering (including any related sale of shares pursuant to any over-allotment or similar option) of the SG Lottery Business including through the initial public offering of a stand-alone entity that purchases the SG Lottery Business (including through an initial public offering) that is consummated on or prior to June 30, 2022.

“SG Lottery IPO Transaction” means an Asset Sale consisting of a SG Lottery IPO and any related transactions constituting an Asset Sale.

Section 1.02.  Covenants.  The following hereby amends and replaces Section 4.16(2) of the Indenture:

“(2) at least 75% (or, solely in the case of consideration received in an Asset Sale consisting of a SG Lottery IPO Transaction, at least 60%) of the consideration received by the Company or such Restricted Subsidiaries, exclusive of indemnities, as the case may be, from such Asset Sale is cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities of the Company or any such Restricted Subsidiary, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet (or in the notes thereto), that are assumed by the transferee of any such assets, (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within one year of the time of such disposition, to the extent of the cash or Cash Equivalents received and (c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $200.0 million and 3.0% of the Company’s Total Assets, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will be deemed to be cash for the purposes of this clause (2); and”

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.

Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ Michael C. Eklund
	Name:	Michael C. Eklund
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Guarantors:

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael C. Eklund
	Name:	Michael C. Eklund
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

[Signature Page to Supplemental Indenture – 2026 Senior Notes]

SG GAMING, INC.
SG GAMING NORTH AMERICA, INC.
DON BEST SPORTS CORPORATION

By:	/s/ Michael C. Eklund
	Name:	Michael C. Eklund
	Title:	Treasurer and Secretary

SCIENTIFIC GAMES NEW JERSEY, LLC

By: Scientific Games International, Inc., its sole member

By:	/s/ Michael C. Eklund
	Name:	Michael C. Eklund
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

MDI ENTERTAINMENT, LLC

By: Scientific Games International, Inc., its sole member/manager

By:	/s/ Michael C. Eklund
	Name:	Michael C. Eklund
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

NYX DIGITAL GAMING (USA), LLC

By: Scientific Games Corporation, its sole member

By:	/s/ Michael C. Eklund
	Name:	Michael C. Eklund
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

[Signature Page to Supplemental Indenture – 2026 Senior Notes]

SCIENTIFIC GAMES, INC.

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President, Treasurer and Secretary

SGP Holdco, Inc.

By:	/s/ Patrick J. McHugh
	Name:	Patrick J. McHugh
	Title:	President, Treasurer and Secretary

[Signature Page to Supplemental Indenture – 2026 Senior Notes]

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Chris Neisz
Print Name: Chris Niesz
Its: Authorized Signatory

By:	/s/ Sebastian Hidalgo
Print Name: Sebastian Hidalgo
Its: Authorized Signatory

[Signature Page to Supplemental Indenture – 2026 Senior Notes]